EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Dellacorte Acquisition Corp.

We consent to the reference to our firm under the caption “Experts” in this Registration Statement on Form S-1 and to the incorporation of our report dated November 16, 2007 on our audit of the financial statements of Dellacorte Holdings Corp. for the period from October 17, 2007 (date of inception) through November 9, 2007.

/s/ Miller, Ellin & Company, LLP
Miller, Ellin & Company, LLP

New York, New York

December 26, 2007